                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 19, 2000


                                ZORAN CORPORATION
             (Exact name of registrant as specified in its charter)

                                ----------------

               Delaware                                 0-27246                              94-2794449
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)
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          3112 Scott Boulevard
         Santa Clara, California                           95054
-------------------------------------------  -----------------------------------
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (408) 919-4111


          (Former name or former address, if changed since last report)

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ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     At a meeting held on June 18, 2000, the Registrant's Board of Directors approved a slate of nominees for reelection to the Board at the 2000 annual meeting in which, over the objections of George Haber, the Board omitted Mr.
Haber as a nominee. The following day, Mr. Haber sent a letter to the Board via e-mail, a copy of which is attached hereto as Exhibit 99.1, stating his belief that Levy Gerzberg, the Registrant's President and Chief Executive Officer, "is incapable to decently run a company like" Registrant. Mr. Haber's letter stated that, in light of this belief and certain unspecified discussions that occurred during the June 18 Board meeting, Mr. Haber was declining to stand for reelection at the annual meeting.

     The other members of the Board of Directors strongly disagree with the views expressed in Mr. Haber's letter and believe that Mr. Haber's comments were prompted by his exclusion from management's slate of nominees, rather than by any legitimate concerns regarding Dr. Gerzberg's qualifications. The other directors believe that Dr. Gerzberg has been and continues to be a very effective Chief Executive Officer and that Mr. Haber's inability or unwillingness to work effectively with Dr. Gerzberg has been detrimental to the effective management of the Company.

ITEM 7.  EXHIBITS

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

Exhibit No.      Description
-----------      -----------
99.1             June 19, 2000 Letter from George Haber to Board of Directors
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                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ZORAN CORPORATION


Date:  June 26, 2000                   By: /s/ Levy Gerzberg
                                          --------------------------------------
                                           Levy Gerzberg, Ph.D.
                                           President and Chief Executive Officer


                                       3
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                                  EXHIBIT INDEX

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

Exhibit No.      Description
-----------      -----------
99.1             June 19, 2000 Letter from George Haber to Board of Directors
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